Exhibit 10.6

PQ GROUP HOLDINGS INC.

STOCK INCENTIVE PLAN

Article I

Purpose

The purpose of this stock incentive plan is to foster and promote the Company’s long-term financial success and materially increase stockholder value by (a) motivating superior performance, (b) encouraging and providing for the acquisition of an ownership interest in the Company by Employees and (c) enabling the Company and its Subsidiaries to attract and retain the services of an outstanding management team upon whose judgment, interest and special effort the successful conduct of its and their operations is largely dependent. This Plan is an amended and restated version of the Second Amended and Restated PQ Group Holdings Inc. Stock Incentive Plan, which the Company assumed from PQ Holdings Inc. on May 4, 2016. Capitalized terms have the meaning given in Article XIII.

Article II

Eligibility and Participation

Participants in the Plan shall be those Employees, Eligible Directors and Consultants selected by the Board to participate in the Plan, as provided herein, and any trust to which the Company issues an Award at the request of an Employee, Eligible Director or Consultant.

Article III

Powers of the Board

Section 3.1 Power to Grant and Establish Terms of Awards. The Board shall have the discretionary authority, subject to the terms of the Plan, to determine the Participants to whom Awards shall be granted (which may include members of the Board), and the terms and conditions of any and all Awards.

Section 3.2 Administration. The Board shall be responsible for the administration of the Plan. The Board may prescribe, amend and rescind rules and regulations relating to the administration of the Plan, provide for conditions and assurances it deems necessary or advisable to protect the interests of the Company and make all other determinations necessary or advisable for the administration and interpretation of the Plan. Any authority exercised by the Board under the Plan shall be exercised by the Board in its sole discretion. Determinations, interpretations or other actions made or taken by the Board under the Plan or under Awards granted under the Plan shall be final, binding and conclusive for all purposes and upon all persons.

Section 3.3 Delegation by the Board. All of the powers, duties and responsibilities of the Board specified in this Plan may be exercised and performed by the Board or any duly constituted committee thereof to the extent authorized by the Board to exercise and perform such powers, duties and responsibilities, and any determination, interpretation or other action taken by such committee shall have the same effect hereunder as if made or taken by the Board.

Section 3.4 Participants Based Outside the United States. To conform with the provisions of local laws and regulations, or with local compensation practices and policies, in foreign countries in which the Company or any of its Subsidiaries operate, but subject to the limitations set forth herein regarding the maximum number of Shares issuable hereunder, the Board may (i) modify the terms and conditions of Awards granted to Participants employed outside the United States (“Non-US Awards”), (ii) establish subplans with modified exercise procedures and such other modifications as may be necessary or advisable under the circumstances (“Subplans”), and (iii) take any action which it deems advisable to obtain, comply with or otherwise reflect any necessary governmental regulatory procedures, exemptions or approvals with respect to the Plan. The Board’s decision to grant Non-US Awards or to establish Subplans is entirely voluntary, and at the complete discretion of the Board. The Board may amend, modify or terminate any Subplans at any time, and such amendment, modification or termination may be made without prior notice to the Participants. The Company, Subsidiaries, and members of the Board shall not incur any liability of any kind to any Participant as a result of any change, amendment or termination of any Subplan at any time. The benefits and rights provided under any Subplan or by any Non-US Award (i) are wholly discretionary and, although provided by either the Company or a Subsidiary, do not constitute regular or periodic payments and (ii) are not to be considered part of the Participant’s salary or compensation under the Participant’s employment with the Participant’s local employer for purposes of calculating any severance, resignation, redundancy or other end of service payments, vacation, bonuses, long-term service awards, indemnification, pension or retirement benefits, or any other payments, benefits or rights of any kind.

Article IV

Shares Subject to the Plan

Section 4.1 Number. The number of Shares of Class A Common Stock that may be issued under the Plan or be subject to Awards may not exceed 908,189 Shares. The number of Shares of Class B Common Stock and any additional class of stock of the Company that may be issued under the Plan or be subject to Awards shall be determined by the Board from time to time, subject to the terms of the Stockholders Agreement. The Shares to be delivered under the Plan may consist, in whole or in part, of shares held in treasury or authorized but unissued shares that are not reserved for any other purpose.

Section 4.2 Canceled, Terminated or Forfeited Awards. If any Award of Shares or portion thereof is for any reason forfeited, canceled or otherwise terminated or is repurchased by the Company as provided in Section 10.4, the Shares subject to such Award or portion thereof shall again be available for grant under the Plan.

Section 4.3 Adjustment in Capitalization. The number, class and kind of Shares available for issuance under the Plan and the number, purchase price or other terms of any outstanding Award shall be adjusted by the Board, in its sole discretion, and in such manner as the Board may deem equitable, if it shall deem such an adjustment necessary or appropriate to reflect any Share dividend, stock split or share combination or any recapitalization, merger, consolidation, exchange of shares, liquidation or dissolution of the Company or other similar transaction affecting the Shares. To the extent deemed equitable and appropriate by the Board, in its good faith judgment, and subject to any required action by stockholders, in any merger, consolidation, reorganization, liquidation, dissolution or other similar transaction, any Award granted under the Plan shall pertain to the securities or other property to which a holder of the number of Shares covered by the Award would have been entitled to receive in connection with such event. In addition, the Board may, if deemed appropriate, make provision for cash payment to a Participant or a person who has an outstanding Option or other Award. Unless the Board shall otherwise determine, following any such adjustment, the number of shares subject to any Option or other Award shall always be a whole number.

Article V

Terms of Restricted Stock

Section 5.1 Grant of Restricted Stock. The Board may grant or offer for sale Restricted Stock to Participants at such time or times and on such terms as it shall determine. Each Share granted to or purchased by a Participant shall be evidenced by a Restricted Stock Agreement that shall specify the number of shares of Restricted Stock that are being granted to Participant, the vesting schedule of such Restricted Stock, if any, the rights and responsibilities of Participant with respect to such Restricted Stock, and such other terms as the Board shall determine. Once granted, Restricted Stock shall be governed by the applicable Restricted Stock Agreement with respect thereto, except as otherwise provided therein.

Section 5.2 Purchase Price and Payment. The purchase price for any Restricted Stock to be offered and sold pursuant to Section 5.1 shall be the Fair Market Value on the Grant Date or such other price as the Board shall determine. The purchase price with respect to any Restricted Stock offered and sold pursuant to Section 5.1 shall be paid in cash or other readily available funds simultaneously with the closing of the purchase of such Restricted Stock or in such other manner as the Board shall determine. Restricted Stock granted under this Plan shall not require a purchase price.

Section 5.3 Vesting of Restricted Stock. Restricted Stock issued pursuant to Section 5.1 shall vest in accordance with the vesting schedule, or upon the attainment of such performance criteria, as shall be specified by the Board on or before the Grant Date and as specified in the Restricted Stock Agreement.

Section 5.4 Restricted Stock Agreements, Etc. Unless otherwise determined by the Board, no Restricted Stock shall be issued to a Participant pursuant to an Award granted hereunder unless (i) the Participant shall enter into a Restricted Stock Agreement that shall include, among other things, provisions providing that the Restricted Stock shall be subject to the terms and provisions of the Stockholders Agreement and such other terms and provisions as are determined by the Board, (ii) the Participant shall be a party to the Stockholders Agreement, (iii) the Participant shall have delivered a duly executed undated instrument of transfer or assignment in blank, having attached thereto or to such Share certificate all requisite stock or other applicable or documentary tax stamps, all in form and substance satisfactory to the Company, relating to the Shares covered by such grant, and (iv) the Board shall require that the certificates evidencing such Shares be held by the Secretary of the Company or another custodian selected by the Company until the Shares have vested.

Section 5.5 Voting Rights. Participants shall have the right to vote the shares of Restricted Stock as provided in the Charter, as the same may be amended from time to time, and under the General Corporation Law of the State of Delaware.

Section 5.6 Other Rights and Obligations. The Participant shall be entitled to the rights and subject to the obligations created under this Plan, the Restricted Stock Agreement and the Stockholders Agreement, each to the extent set forth herein or therein.

Section 5.7 Board Discretion. Notwithstanding anything else contained in this Plan to the contrary, the Board may accelerate the vesting of any Restricted Stock, all Restricted Stock or any class or series of Restricted Stock for any reason on such terms and subject to such conditions, as the Board shall determine, at any time and from time to time.

Article VI

Terms of Options

Section 6.1 Grant of Options. The Board may grant Options to Participants at such time or times as it shall determine. Options granted pursuant to the Plan will not be “incentive stock options” as defined in the Code unless otherwise determined by the Board. Each Option granted to a Participant shall be evidenced by an Option Agreement that shall specify the number of Shares that may be purchased pursuant to such Option, the exercise price at which a Share may be purchased pursuant to such Option, the duration of such Option (not to exceed the tenth anniversary of the Grant Date), and such other terms as the Board shall determine.

Section 6.2 Exercise Price. The exercise price per Share to be purchased upon exercise of an Option shall not be less than the Fair Market Value on the Grant Date.

Section 6.3 Vesting and Exercise of Options. Options shall become vested or exercisable in accordance with the vesting schedule or upon the attainment of such performance criteria as shall be specified by the Board on or before the Grant Date. The Board may accelerate the vesting or exercisability of any Option, all Options or any class of Options at any time and from time to time.

Section 6.4 Payment. The Board shall establish procedures governing the exercise of Options, which procedures shall generally require that prior written notice of exercise be given and that the exercise price (together with any required withholding taxes or other similar taxes, charges or fees) be paid in full in cash, cash equivalents or other readily-available funds at the time of exercise. Notwithstanding the foregoing, on such terms as the Board may establish from time to time following a Public Offering (i) the Board may permit a Participant to tender any Options such Participant has owned for at least six months and one day (or for such greater or lesser period as the Board may determine from time to time) for all or a portion of the applicable exercise price or minimum required withholding taxes, or, if the Fair Market Value of a Share at the time of tender is greater than the applicable exercise price, the difference between such Fair Market Value and the exercise price, and (ii) the Board may authorize the Company to establish a broker-assisted exercise program. In connection with any Option exercise, the Company may require the Participant to furnish or execute such other documents as it shall reasonably deem necessary to (a) evidence such exercise, (b) determine whether registration is then required under the U.S. federal securities laws or similar non-U.S. laws or (c) comply with or satisfy the requirements of the U.S. federal securities laws, applicable state or non-U.S. securities laws or any other law. As a condition to the exercise of any Option before a Public Offering, a Participant shall enter into a Subscription Agreement and the Stockholders Agreement.

Article VII

Stock Appreciation Rights

Section 7.1 Grant of Stock Appreciation Rights. The Board may grant Stock Appreciation Rights to Participants at such time or times as it shall determine based on the recommendation of the Chief Executive Officer. Each Stock Appreciation Right granted to a Participant shall be evidenced by a SAR Agreement that shall specify the number of Stock Appreciation Rights, the settlement price of such Stock Appreciation Rights, the vesting of such Stock Appreciation Rights, and such other terms as the Board shall determine.

Section 7.2 Vesting and Exercise of Stock Appreciation Rights. Stock Appreciation Rights shall vest in accordance with the vesting schedule or upon the attainment of such performance criteria as shall be specified by the Board on or before the Grant Date. The Board may accelerate the vesting or exercisability of any Stock Appreciation Rights, all Stock Appreciation Rights or any class of Stock Appreciation Rights at any time and from time to time.

Section 7.3 Settlement. Subject to Article XI, upon exercise of a Stock Appreciation Right, the Participant shall be entitled to receive payment of Shares or, at the discretion of the Board, cash having a Fair Market Value equal to such cash amount, determined by multiplying,

(a) any increase in the Fair Market Value of one Share on the exercise date over the price fixed by the Board on the Grant Date, which may not be less than the Fair Market Value of a Share on the Grant Date, by

(b) the number of Shares with respect to which the Stock Appreciation Right is exercised;

provided that, on the Grant Date, the Board may establish, in its sole discretion, a maximum amount per share that will be payable upon exercise of a Stock Appreciation Right.

In connection with the exercise and settlement of any Stock Appreciation Rights, the Company may require the Participant to furnish or execute such other documents as it shall reasonably deem necessary to (a) evidence such exercise, (b) determine whether registration is then required under the U.S. federal securities laws or similar non-U.S. laws or (c) comply with or satisfy the requirements of the U.S. federal securities laws, applicable state or non-U.S. securities laws or any other law. As a condition to the settlement of any Stock Appreciation Right before a Public Offering, a Participant shall enter into a Subscription Agreement and the Stockholders Agreement.

Article VIII

Deferred Stock Units

Section 8.1 Grant of Deferred Stock Units. The Board may grant Deferred Stock Units to Participants at such time or times as it shall determine. Each Deferred Stock Unit granted to a Participant shall be evidenced by a Deferred Stock Unit Agreement that shall specify the number of Deferred Stock Units, the vesting of such Deferred Stock Units and such other terms as the Board shall determine.

Section 8.2 Vesting of Deferred Stock Units. Deferred Stock Units shall vest in accordance with the vesting schedule or upon the attainment of such performance criteria as shall be specified by the Board on or before the Grant Date. The Board may accelerate the vesting or exercisability of any Deferred Stock Units, all Deferred Stock Units or any class of Deferred Stock Units at any time and from time to time.

Section 8.3 Settlement. Subject to this Article VIII and Article XI, upon the date specified in the Award Agreement evidencing the Deferred Stock Units for each such Deferred Stock Unit the Participant shall receive, in the Board’s discretion, (i) a cash payment equal to the Fair Market Value of one Share as of such payment date, (ii) one Share or (iii) any combination of cash and Shares. In connection with the settlement of any Deferred Stock Units, the Company may require the Participant to furnish or execute such other documents as it shall reasonably deem necessary to (a) evidence such settlement, (b) determine whether registration is then required under the U.S. federal securities laws or similar non-U.S. laws or (c) comply with or satisfy the requirements of the U.S. federal securities laws, applicable state or non-U.S. securities laws or any other law. As a condition to the settlement of any Stock Appreciation Right before a Public Offering, a Participant shall enter into a Subscription Agreement and the Stockholders Agreement.

Article IX

Dividends, etc.

Section 9.1 Dividends. The Participant shall be entitled to receive all dividends or other distributions at the same time (and within the same calendar year) such dividends or distributions are paid with respect to those vested Shares and, if provided in the Award Agreement, unvested Shares, of which the Participant is the record owner on the record date for such dividend or other distribution; provided that any property (other than cash) distributed with respect to a Share (the “Associated Share”) acquired hereunder, including without limitation a distribution of Shares by reason of a stock dividend, stock split or otherwise, or a distribution of other securities with respect to an Associated Share, shall be subject to the restrictions of this Agreement in the same manner and for so long as the Associated Share remains subject to such restrictions, and shall be promptly forfeited if and when the Associated Share is so forfeited.

Section 9.2 Dividend Equivalents. Dividend Equivalents may be granted in tandem with other Awards, in addition to other Awards, or freestanding and unrelated to other Awards. The grant date of any Dividend Equivalents under the Plan will be the date on which the Dividend Equivalent is awarded by the Board, or such other date as the Board shall determine in its sole discretion. Dividend Equivalents shall be evidenced in writing, whether as part of the Award Agreement governing the terms of the Award, if any, to which such Dividend Equivalent relates, or pursuant to a separate Award Agreement with respect to freestanding Dividend Equivalents, in each case, containing such provisions not inconsistent with the Plan as the Board shall determine, including customary representations, warranties and covenants with respect to securities law matters.

Article X

Termination of Service

Section 10.1 Termination due to Death, Disability, Retirement or Termination by the Company without Cause. Unless otherwise determined by the Board at the time of grant and provided for in Participant’s Award Agreement, upon Participant’s Termination of Service due to death, Disability or Retirement, all unvested Awards will vest or be forfeited as provided in the Award Agreement and all vested Options and Stock Appreciation Rights shall remain outstanding until the six-month anniversary of the date of termination or the Award’s normal expiration date, whichever is earlier, after which any unexercised Options and Stock Appreciation Rights shall immediately terminate. The Board may condition the vesting, distribution, exercise or continuation of such Awards following Retirement on the Participant’s refraining from engaging in conduct that is detrimental to the Company (such as competing with the Company or any Subsidiary or soliciting employees or customers of the Company or any Subsidiary) following Retirement.

Section 10.2 Termination for Cause. Unless otherwise determined by the Board at or after the grant date and set forth in the Award Agreement covering such Award, if a Participant’s employment or service terminates for Cause, all Options and Stock Appreciation Rights, whether vested or unvested, and all other Awards that are unvested, unsettled or unexercisable shall be immediately forfeited and canceled effective as of the date of the Participant’s Termination of Service.

Section 10.3 Termination for Any Other Reason. Unless otherwise determined by the Board and set forth in the Award Agreement, if a Participant’s employment with the Company or any of its Subsidiaries is terminated for any reason other than death, Disability, or Cause, all unvested Awards shall vest or be forfeited as provided in the Award Agreement and all vested Options and Stock Appreciation Rights shall remain outstanding until the 90th day after the Participant’s Termination of Service or the Award’s normal expiration date, whichever is earlier, after which any unexercised Options and Stock Appreciation Rights shall immediately terminate.

Section 10.4 Certain Rights upon Termination of Service Prior to a Public Offering. Unless otherwise determined by the Board at the time of grant, each

Restricted Stock Agreement and each Subscription Agreement shall provide that the Company shall have the right prior to a Public Offering to purchase all or any portion of a Participant’s Shares (including Shares issued upon settlement of Awards or exercise of Options or Stock Appreciation Rights after termination) following any Termination of Service or the Participant’s engaging in Detrimental Activity, at a purchase price per Share equal to (i) the Fair Market Value as of the effective date of such Termination of Service if the Participant’s service terminates due to death, Disability, Retirement, or Involuntary Termination, or (ii) if the Participant’s service terminates for any other reason or if the Participant has violated any restrictive covenants contained in any agreement between the Participant and the Company (“Detrimental Activity”), the lesser of the Fair Market Value of such Share as of the termination date and cost.

Section 10.5 Shares Held by Trusts. If the Company issues Awards to a trust at the request of an Employee, Eligible Director or Consultant or consents to the transfer of Awards by such individual to a trust, then the Award Agreement shall provide (or shall be amended to provide) that terms of this Article X concerning the effect of a Termination of Service contained in such Award shall concern and relate to the Termination of Service of the Employee, Eligible Director or Consultant that requested the issuance of the Award to the trust.

Article XI

Change in Control

Section 11.1 Accelerated Vesting and Payment. Except as otherwise provided in this Article XI and unless otherwise provided in the Award Agreement, upon a Change in Control, (a) each Service Award shall vest in full in connection with such Change in Control and each other Award shall, to the extent it has not or will not by its terms vest before or in connection with such Change in Control, be canceled, and (b) the holder of any vested Award (including any Award that vests in connection with such Change in Control) shall be entitled to receive, in complete satisfaction of such Award, a payment in an amount or with a value equal to the number of Shares covered by such vested Award times the excess, if any, of the Change in Control Price over any applicable exercise price or reference price for such Award.

Section 11.2 Alternative Award. No cancellation, acceleration or other payment shall occur with respect to any Award or class or type of Award if the Board reasonably determines in good faith, prior to the occurrence of a Change in Control, that such Award shall be honored or assumed, or new rights substituted therefor following the Change in Control (such honored, assumed or substituted award, an “Alternative Award”), provided that any Alternative Award must:

(a) give the Participant who held such Award rights and entitlements substantially equivalent to or better than the rights and terms applicable under such Award, including, but not limited to, an identical or better exercise and vesting schedule, identical or better timing and methods of payment and, if the Alternative Award or the securities underlying it are not publicly-traded, identical or better rights following a Termination of Service to require the Company or the acquiror in such Change in Control to repurchase the Alternative Award or securities underlying such Alternative Award;

(b) have terms such that if, within two years following a Change in Control, a Participant’s employment is involuntarily or constructively terminated (other than for Cause), such Alternative Award shall immediately vest in full and such Participant shall receive a cash payment equal to the excess (if any) of the fair market value of the stock subject to the Alternative Award on the date of surrender over the price that such Participant would be required to pay to exercise such Alternative Award or shall have an immediate right to exercise such Alternative Award and receive shares that are then publicly traded;

(c) be exempt from or comply with Section 409A of the Code and not cause the Award or any Alternative Award to become immediately taxable or subject to any additional tax pursuant to Section 409A of the Code.

Section 11.3 Limitation of Benefits. If prior to a Public Offering, whether as a result of accelerated vesting, the grant of an Alternative Award or otherwise, a Participant would receive any payment, deemed payment or other benefit that, together with any other payment, deemed payment or other benefit a Participant may receive under any other plan, program, policy or arrangement, would constitute an “excess parachute payment” under section 280G of the Code, then, notwithstanding anything in this Plan to the contrary, the payments, deemed payments or other benefits such Participant would otherwise receive under Section 11.1 or Section 11.2 shall be reduced to the extent necessary to eliminate any such excess parachute payment and such Participant shall have no further rights or claims with respect thereto. If the preceding sentence would result in a reduction of the payments, deemed payments or other benefits a Participant would otherwise receive in more than an immaterial amount, the Company will use its commercially reasonable best efforts to seek the approval of the Company’s shareholders in the manner provided for in section 280G(b)(5) of the Code and the regulations thereunder with respect to such reduced payments or other benefits (if the Company is eligible to do so), so that such payments would not be treated as “parachute payments” for these purposes (and therefore would cease to be subject to reduction pursuant to this Section 11.3).

Article XII

Amendment, Modification, and Termination of the Plan

The Board may terminate or suspend the Plan at any time, and may amend or modify the Plan from time to time. Unless otherwise provided in an Award Agreement, no amendment, modification, termination or suspension of the Plan shall in any manner adversely affect any Award theretofore granted under the Plan without the consent of the Participant holding such Award or the consent of a majority of Participants holding similar Awards (such majority to be determined based on the number of Shares covered by such Awards). Shareholder approval of any such amendment, modification, termination or suspension shall be obtained to the extent mandated by applicable law, or if otherwise deemed appropriate by the Board.

Article XIII

Definitions

Section 13.1 Definitions. Whenever used herein, the following terms shall have the respective meanings set forth below:

“Award” means a grant of Restricted Stock, Options, Stock Appreciation Rights or Deferred Stock Units, Dividend Equivalents or other share awards or an offer and sale of the same, in each case pursuant to the terms of the Plan.

“Award Agreement” means a Restricted Stock Agreement, Option Agreement, SAR Agreement, or Deferred Stock Unit Agreement or other agreement pursuant to which an Award is granted.

“Board” means the Board of Directors of the Company, or the compensation committee established by such Board of Directors.

“Cause” means (i) the failure by the Participant to perform such duties as are reasonably requested by the Board or the Participant’s supervisor which is not cured within 30 days of receipt by the Participant of written notice detailing the same; (ii) the failure by the Participant to observe any material Company policies and material policies of any Subsidiary generally applicable to the Participant of which the Participant has notice; (iii) gross negligence or willful misconduct by the Participant in the performance of his duties or the Participant’s willful disregard of his duties; (iv) the commission by the Participant of any act which results in his conviction, or plea of guilty or no contest to, a felony, or his commission of any act involving moral turpitude, fraud or theft; (v) Participant’s material breach of fiduciary duty with respect to the Company or any of Subsidiary; (vi) the material breach by the Participant of any Award Agreement, any Subscription Agreement, the Stockholders Agreement, any employment agreement with the Company or any Subsidiary or any other agreement to which the Company or any Subsidiary and the Participant are or may become a party (vii) any acts of dishonesty undertaken by the Participant and intended to result in substantial enrichment, at the Company’s expense, of the Participant or any other Person or (viii) in the case of an Eligible Director, removal from the Board for cause in accordance with the General Corporation Law of the State of Delaware; provided that if the Participant is party to an employment agreement with the Company or any of its Subsidiaries, “Cause” shall have the meaning set forth in such agreement.

“CCMP Investors” has the meaning set forth in the Stockholders Agreement.

“Change in Control” means the first to occur of the following events after the Grant Date:

(a) The acquisition, directly or indirectly, by any person, entity or “group” (as defined in Section 13(d) of the Securities Exchange Act of 1934, as amended) (other than the Company, any Subsidiary, an employee benefit plan maintained by the Company or any Subsidiary, the CCMP Investors, the INEOS Investor or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) of 50% or more of the total combined voting power of the Company’s then outstanding voting securities;

(b) the merger or consolidation of the Company, as a result of which persons who were stockholders of the Company immediately prior to such merger or consolidation do not, immediately thereafter, own, directly or indirectly, more than 50% of the combined voting power entitled to vote generally in the election of directors of the merged or consolidated company;

(c) the liquidation or dissolution of the Company other than a liquidation or dissolution of into a Subsidiary or for the purposes of effecting a corporate restructuring or reorganization as a result of which persons who were stockholders of the Company immediately prior to such liquidation or dissolution continue to own immediately thereafter, directly or indirectly, more than 50% of the combined voting power entitled to vote generally in the election of directors of the entity that owns, directly or indirectly, substantially all of the assets of the Company following such transaction; or

(d) the sale, transfer or other disposition of all or substantially all of the assets of the Company to one or more persons or entities that are not, immediately prior to such sale, transfer or other disposition of all or substantially all of the assets, affiliates of the Company or any employee benefit plan of the Company, or any Subsidiary (other than by way of a transaction that would not be deemed a Change of Control pursuant to clauses (a) or (b) above);

in each case provided that such event constitutes a “change in control” within the meaning of Section 409A of the Code.

“Charter” means the Certificate of Incorporation of the Company as on file with the Secretary of State of Delaware, as the same may be amended from time to time.

“Class A Common Stock” means the Class A common stock, par value $0.01 per share, of the Company and any securities issued in respect thereof, or in substitution therefor, in connection with any stock split, dividend or combination, or any reclassification, recapitalization, merger, consolidation, exchange or similar reorganization.

“Class B Common Stock” means the Class B common stock, par value $0.01 per share, of the Company and any securities issued in respect thereof, or in substitution therefor, in connection with any stock split, dividend or combination, or any reclassification, recapitalization, merger, consolidation, exchange or similar reorganization.

“Code” means the United States Internal Revenue Code of 1986, as amended, and any successor thereto.

“Company” means PQ Group Holdings Inc., a Delaware corporation, and any successor thereto.

“Consultant” means a natural person engaged to provide bona fide services to the Company or any of its Subsidiaries other than in connection with the offer, sale or promoting of, or maintaining a market for, Company securities.

“Deferred Stock Unit” means a unit credited to a Participant’s account in the books of the Company under Article VIII that represents the right to receive Shares or cash equal to the Fair Market Value of one Share on settlement of the account.

“Deferred Stock Unit Agreement” means an agreement between the Company and a Participant embodying the terms of any Deferred Stock Units awarded under the Plan and in the form approved by the Board from time to time.

“Disability” means, unless another definition is incorporated into the applicable Award Agreement, Disability as specified under the Company’s long-term disability insurance policy and any other Termination of Service under such circumstances that the Board determines to qualify as a Disability for purposes of this Plan to the extent such disability constitutes a disability within the meaning of Section 409A of the Code, provided that if a Participant is a party to an employment agreement with the Company that defines the term “Disability” then, with respect to any Award made to such Participant, “Disability” shall have the meaning set forth in such agreement; provided, further, that, with respect to any award that is subject to Section 409A of the Code, and notwithstanding anything to the contrary contained herein, Disability shall mean disability within the meaning of Section 409A of the Code.

“Dividend Equivalent” means the right, granted under Article IX, to receive payments in cash or in Shares, based on dividends with respect to Shares.

“Effective Date” has the meaning given in Section 14.9.

“Eligible Director” means a member of the Board other than an Employee.

“Employee” means any executive, officer or other employee of the Company or any Subsidiary.

“Fair Market Value” means, as of any date of determination prior to a Public Offering, the per share fair market value on such date of a Share as determined in good faith by the Board using reasonable valuation methodologies. In making a determination of Fair Market Value, the Board shall give due consideration to such factors as it deems appropriate, including, but not limited to, the earnings and other financial and operating information of the Company in recent periods, the potential value of the Company as a whole, the future prospects of the Company and the industries in which it competes, the history and management of the Company, the general condition of the securities markets, the fair market value of securities of companies engaged in businesses similar to those of the Company, any recent valuation of the Shares that shall have been performed by an independent valuation firm (although nothing herein shall obligate the Board to obtain any such independent valuation) and the amount of any Unreturned Paid-In Capital (as defined in the Charter). The determination of Fair Market Value will not give effect to any restrictions on transfer of the Shares or lack of marketability. Following a Public Offering and the conversion of the shares of the outstanding classes of common stock into shares of one class of common stock, Fair Market Value shall mean the average of the high and low trading prices for such shares on the primary national exchange (including NASDAQ) on which such shares are then traded on the trading day immediately preceding the date as of which such Fair Market Value is determined.

“Good Reason” shall have the meaning set forth in any employment agreement between the Participant and the Company or any of its Subsidiaries and shall apply only to the extent the Participant is party to such an agreement that contains such definition.

“INEOS Investor” has the meaning set forth in the Stockholders Agreement.

“Involuntary Termination” means a Termination of Service by the Company or any Subsidiary without Cause (other than a termination upon death or Disability) or, if the Participant is party to an employment agreement with the Company or any Subsidiary that contains a definition of Good Reason, termination of employment by a Participant for Good Reason.

“Option” means the right granted pursuant to Article VI to purchase one Share of Class A Common, Class B Common Stock, or any other class of stock of the Company issuable under the Plan,.

“Option Agreement” means an agreement between the Company and a Participant embodying the terms of any Options awarded under the Plan and in the form approved by the Board from time to time.

“Grant Date” means, with respect to any Award, the date as of which such Award is granted pursuant to the Plan.

“Participant” means any Employee, Eligible Director or Consultant who is granted an Award and any trust to which the Company issues an Award at the request of an Employee, Eligible Director or Consultant.

“Performance Goals” means the objectives established by the Board for a Performance Period to this Plan for the purpose of determining the extent to which Performance Shares have vested.

“Performance Period” means the period of time selected by the Board during which performance is measured for the purpose of determining the extent to which Performance Shares have vested.

“Performance Shares” means Restricted Stock that vests based on the achievement of performance targets described in Participant’s Restricted Stock Agreement.

“Person” means any natural person, firm, partnership, limited liability company, association, corporation, company, trust, business trust, governmental authority or other entity.

“Plan” means this PQ Group Holdings Inc. Stock Incentive Plan, formerly known as the Second Amended and Restated PQ Holdings Inc. Stock Incentive Plan.

“Restricted Stock” means restricted shares of Class A Common Stock, Class B Common Stock, or any other class of stock of the Company issuable under the Plan, as applicable, awarded pursuant to Article V.

“Restricted Stock Agreement” means an agreement between the Company and a Participant embodying the terms of any Restricted Stock awarded under the Plan and in the form approved by the Board from time to time.

“Retirement” means retirement on or after the Normal Retirement Date as defined in the PQ Corporation Retirement Plan, as amended, or with prior approval of the Board.

“Public Offering” has the meaning set forth in the Stockholders Agreement.

“SAR Agreement” means an agreement between the Company and a Participant embodying the terms of any Stock Appreciation Rights awarded under the Plan and in the form approved by the Board from time to time.

“Service Award” means any Award that vests based on the continued services of Participant with the Company.

“Separation from Service” means Participant’s separation from service within the meaning of Section 409A of the Code.

“Shares” means shares of Class A Common Stock and Class B Common Stock, or any other class of stock of the Company issuable under the Plan.

“Stock Appreciation Right” means the right to receive a payment from the Company in cash and/or Shares equal to the product of (i) the excess, if any, of the Fair Market Value of one Share on the exercise date over a specified price fixed by the Board on the grant date (which specified price shall be not less than the Fair Market Value of one Share on the grant date), multiplied by (ii) a stated number of Shares.

“Stockholders Agreement” means the Stockholders Agreement among the Company and its stockholders, as the same may be amended from time to time.

“Subscription Agreement” means a stock subscription agreement between the Company and a Participant embodying the terms of any acquisition of Shares pursuant to the Plan (other than the purchase of Restricted Stock) and in the form approved by the Board from time to time for such purpose.

“Subsidiary” means any corporation, partnership, limited liability company or other entity, a majority of whose outstanding voting securities are owned, directly or indirectly, by the Company.

“Termination of Service” means with respect to an Eligible Director, the date upon which such Eligible Director ceases to be a member of the Board, with respect to an Employee, the date the Participant ceases to be an Employee and with respect to a Consultant, the date the Consultant ceases to provide consulting services to the Company; provided, however, that for purposes of any Award that is subject to Section 409A of the Code, Termination of Service means the date of the Participant’s separation from service as defined in Section 409A of the Code.

“Transfer” means sell, transfer, pledge, encumber or otherwise dispose of, whether directly or indirectly (by merger or sale of equity in any direct or indirect holding company or otherwise), and whether voluntarily or by operation of law.

Section 13.2 Gender and Number. Except when otherwise indicated by the context, words in the masculine gender used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.

Article XIV

Miscellaneous Provisions

Section 14.1 Nontransferability of Awards. Subject in all cases to the Stockholders Agreement, except as otherwise provided herein, or as the Board may permit on such terms as it shall determine or, following vesting, as provided in the Stockholders Agreement, the Participant shall not Transfer any Shares to any Person other than the Company or by will or by the laws of descent and distribution and provided that the deceased Participant’s beneficiary or the representative of his or her estate acknowledges and agrees in writing, in a form reasonably acceptable to the Company, to be bound by the provisions of the Plan, the Award Agreement, any Subscription Agreement and the Stockholders Agreement as if such beneficiary or estate were the Participant. All rights with respect to Awards granted to a Participant under the Plan shall be exercisable during the Participant’s life-time by such Participant only (or, in the event of the Participant’s Disability, such Participant’s legal representative), provided that all rights with respect to Awards granted to an trust at the request of an Employee, Eligible Director or Consultant shall be exercisable by the trustee or trustees of such trust. Following a Participant’s death, all rights with respect to Awards that were outstanding at the time of such Participant’s death and have not terminated shall be exercised by his designated beneficiary or by his estate in the absence of a designated beneficiary.

Section 14.2 Tax Withholding. The Company or the Subsidiary employing a Participant shall have the power to withhold, or to require such Participant to remit to the Company or such Subsidiary, an amount (in cash, from other compensation payable to the Participant, or in Shares granted under the Plan) sufficient to satisfy all U.S. federal, state, local and any non-U.S. withholding tax or other governmental tax, charge or fee requirements in respect of any Award granted under the Plan.

Section 14.3 No Guarantee of Employment or Participation. Nothing in the Plan or in any agreement granted hereunder shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant’s employment or retention at any time, or confer upon any Participant any right to continue in the employ or retention of the Company or any Subsidiary. No Employee shall have a right to be selected as a Participant or, having been so selected, to receive any Awards.

Section 14.4 No Limitation on Compensation; No Impact on Benefits. Nothing in the Plan shall be construed to limit the right of the Company or any Subsidiary to establish other plans or to pay compensation to its Employees or Eligible Directors, in cash or property, in a manner that is not expressly authorized under the Plan. Except as may otherwise be specifically and unequivocally stated under any employee benefit plan, policy or program, no amount payable in respect of any Award shall be treated as compensation for purposes of calculating a Participant’s rights under any such plan, policy or program. The selection of an Employee as a Participant shall neither entitle such Employee to, nor disqualify such Employee from, participation in any other award or incentive plan.

Section 14.5 No Rights Damages. Nothing in the Plan or in any Award Agreement shall impose upon the Company, any Subsidiary or the Board any liability in connection with the provision, loss or payment of benefits or rights under the Plan, the exercise of discretion under the Plan or the failure or refusal of any person to exercise discretion under the Plan, and/or a Participant ceasing to be a person who has the status or relationship of an Employee or Eligible Director for any reason as a result of a Termination of Service.

Section 14.6 Requirements of Law. The granting of Awards and the issuance of Shares pursuant to the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. No Awards shall be granted under the Plan, and no Shares shall be issued under the Plan, if such grant or issuance would result in a violation of applicable law, including U.S. federal securities laws and any applicable state or non-U.S. securities laws.

Section 14.7 Freedom of Action. Nothing in the Plan or any Restricted Stock Agreement shall be construed as limiting or preventing the Company or any Subsidiary from taking any action that it deems appropriate or in its best interest (as determined in its sole and absolute discretion) and no Participant (or person claiming by or through a Participant) shall have any right relating to the diminishment in the value of any Award as a result of any such action. The foregoing shall not constitute a waiver by a Participant, in the Participant’s capacity as a shareholder of the Company, of any breach of fiduciary duty.

Section 14.8 Unfunded Plan; Plan Not Subject to ERISA. The plan is an unfunded plan and Participants shall have the status of unsecured creditors of the Company. The Plan is not intended to be subject to the Employee Retirement Income and Security Act of 1974, as amended.

Section 14.9 Term of Plan. The original PQ Holdings Inc. (formerly known as CPQ Holding Corporation) stock incentive plan became effective as of September 19, 2007. This Plan shall be effective as of September 28, 2007 (the “Effective Date”) and shall continue in effect, unless sooner terminated pursuant to Article XII, until September 28, 2024. The provisions of the Plan shall continue thereafter to govern all outstanding Awards.

Section 14.10 Governing Law. THIS PLAN, AND ALL AGREEMENTS HEREUNDER, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE APPLICATION OF RULES OF CONFLICTS OF LAW THAT WOULD APPLY THE LAWS OF ANY OTHER JURISDICTION.

Section 14.11 409A Compliance. The Plan is intended to be administered in a manner consistent with the requirements, where applicable, of Section 409A of the Code and, notwithstanding anything to the contrary contained in the Plan, the Board may amend the Plan, any Award and any Award Agreement to the extent it deems necessary or appropriate to comply with Section 409A of the Code. Where reasonably possible and practicable, the Plan shall be administered and interpreted in a manner to avoid the imposition on Participants of immediate tax recognition and additional taxes pursuant to Section 409A of the Code. Notwithstanding the foregoing, none of the Company or the Board shall have any liability to any person in the event Section 409A of the Code applies to any payments hereunder in a manner that results in adverse tax consequences for the Participant or any of his beneficiaries or transferees. Notwithstanding anything else contained in this Plan or any Award Agreement or Subscription Agreement to the contrary, if Participant is a “specified employee” within the meaning of Section 409A of the Code, any payment required to be made to Participant hereunder upon or following his

Termination of Service shall be delayed until after the six month anniversary of Participant’s Separation from Service to the extent necessary to comply with, and avoid imposition on Participant of any tax penalty imposed under, Section 409A of the Code. Should payments be delayed in accordance with the preceding sentence, the accumulated payment that would have been made but for the period of the delay shall be paid in a single lump sum during the 10 day period following the six month anniversary of the Separation from Service.

Approved September 28, 2007

First Amended July 2, 2008

Second Amended February 21, 2015

Third Amended and Assumed by PQ Group Holdings Inc. on May 4, 2016

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